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                                                                    EXHIBIT 11.1

                           ML MACADAMIA ORCHARDS, L.P.
                   COMPUTATION OF NET INCOME PER CLASS A UNIT
                      (in thousands, except per unit data)


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                                                        1998          1997            1996
                                                      -------        -------        -------
   Net income                                         $   963        $15,581        $ 3,033


   Class A Unitholders' percentage of ownership            99%            99%            99%
                                                      -------        -------        -------


   Net income allocable to Class A Unitholders        $   953        $15,425        $ 3,003
                                                      -------        -------        -------
                                                      -------        -------        -------


   Class A Units outstanding                            7,500          7,500          7,500
                                                      -------        -------        -------
                                                      -------        -------        -------


   Net income per Class A Unit                        $  0.13        $  2.06        $  0.40
                                                      -------        -------        -------
                                                      -------        -------        -------
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